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                        CONSENT OF INDEPENDENT AUDITORS

The Sponsor, Trustee and Unit Holders of Equity Focus Trusts--
Strategic Series 1999-C, 10/A+ Portfolio:

  We consent to the use of our report dated August 3, 1999, included herein and to the reference to our firm under the heading "Auditors" in the Prospectus.


                                                   KPMG LLP

New York, New York
August 3, 1999